UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of The Children’s Place Retail Stores, Inc. (the “Company”), the Board increased the number of directors constituting the entire Board from eight to nine and appointed Jamie Iannone as an “independent” director of the Company, within the meaning of the Marketplace Rules of the NASDAQ Stock Market, LLC, to fill the vacancy created by such increase.  Mr. Iannone shall serve as a Class II director, holding office for the remainder of the full term of the Class II directors expiring at the annual meeting of stockholders of the Company to be held in 2011.

Mr. Iannone, age 37, currently holds the position of Executive Vice President, Shopping, Barnes & Noble.com and Barnes & Noble Digital, where he oversees all aspects of the online shopping experience for millions of Barnes & Noble customers, including development of innovative new products and services. Previously, he spent eight years at eBay where he held positions of increasing responsibility, culminating in his appointment in 2008 as Vice President of Global Search, the company’s largest single investment area across North America and Europe. Prior to eBay, Mr. Iannone held positions at Microsoft and Primedia Ventures. Earlier in his career, Mr. Iannone was with Booz-Allen & Hamilton where he advised consumer retail and media companies on strategy and technology innovation.  Mr. Iannone received his undergraduate degree from Princeton University and an MBA from the Stanford University Graduate School of Business.

There is no arrangement or understanding between Mr. Iannone and any other person pursuant to which Mr. Iannone was appointed as a director of the Company.  Mr. Iannone will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s other independent directors.  Accordingly, on the date of his appointment as a director, Mr. Iannone was granted under the Company’s Amended and Restated 2005 Equity Incentive Plan, as amended (the “Plan”), a deferred stock award of 1,318 shares of the Company’s common stock, which shares are deliverable to Mr. Iannone on the first anniversary of the date of grant, subject to the terms and conditions of the Plan.

A copy of the press release announcing the appointment of Mr. Iannone as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company’s management’s judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 30, 2010, issued by the Company regarding the Company’s appointment of Mr. Iannone as a member of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2010
THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance and Administration